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                                                                       EXHIBIT 5
                                                                       ---------


                                  July 2, 1999


Cabot Corporation
75 State Street
Boston, MA  02109

Ladies and Gentlemen:

     I am Vice President and General Counsel to Cabot Corporation, a Delaware corporation (the "Company"). In that capacity, I have acted as counsel for the Company with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, by the Company of 3,000,000 shares of Common Stock, par value $1.00 (the "Shares"), to be issued under the Cabot Corporation 1999 Equity Incentive Plan (the "Plan").

     As counsel for the Company, I have examined, among other things, the provisions of such applicable federal and state laws and certain corporate records and proceedings, including the originals and/or copies of such documents, certificates and records, as I have deemed necessary and appropriate in order to render this opinion.

     Based on the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance by all necessary corporate action on the part of the Company and, upon delivery thereof and payment therefor in accordance with the Plan and the Registration Statement, will be validly issued, fully paid, and non-assessable.

     I consent to be named in the Registration Statement as counsel who is passing upon the legality of the Shares. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Robert Rothberg

                                        Robert Rothberg
                                        Cabot Corporation
                                        Vice President and General Counsel